Exhibit 99.1

Permian Resources Corporation Announces Secondary Public Offering of Class A Common Stock

March 7, 2023

MIDLAND, Texas —(BUSINESS WIRE)— Permian Resources Corporation (“Permian Resources” or the “Company”) (NYSE: PR) today announced the commencement of an underwritten public offering of an aggregate 27,500,000 shares of its Class A common stock, par value $0.0001 per share (“Class A common stock”) by certain affiliates of NGP Energy Capital (the “NGP Stockholders”) and certain affiliates of Riverstone Investment Group LLC. Permian Resources will not sell any shares of Class A common stock in the offering and will not receive any proceeds therefrom. The selling stockholders expect to grant the underwriters a 30-day option to purchase up to an additional aggregate 4,125,000 shares of Class A common stock at the public offering price, less the underwriting discounts and commissions.

Concurrently with the closing of the offering, the Company intends to purchase (the “Concurrent OpCo Unit Purchase”) from the NGP Stockholders 2,750,000 common units representing limited liability company interests (“OpCo Units”) in Permian Resources Operating, LLC, a Delaware limited liability company and a subsidiary of Permian Resources (“OpCo”), at a price per OpCo Unit equal to the price per share at which the underwriters purchase shares of Class A common stock in the offering and to cancel a corresponding number of shares of the Company’s Class C common stock. The offering of Class A common stock is not conditioned upon the completion of the Concurrent OpCo Unit Purchase, but the Concurrent OpCo Unit Purchase is conditioned upon the completion of the offering.

J.P. Morgan and Citigroup are serving as joint book-running managers for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The proposed offering is being made pursuant to registration statements previously filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) that became effective on September 8, 2022, October 12, 2017 and April 17, 2017.

The proposed offering will be made only by means of a prospectus and prospectus supplement that meet the requirements under the Securities Act of 1933, as amended (the “Securities Act”). Copies of the preliminary prospectus supplement and accompanying base prospectuses and final prospectus supplement, when available, may be obtained from: J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146; or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the shares of Class A common stock or any other securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful without registration or qualification under the securities laws of any such state or jurisdiction.

About Permian Resources

Headquartered in Midland, Texas, Permian Resources is an independent oil and natural gas company focused on the responsible acquisition, optimization and development of high return oil and natural gas properties. The Company’s assets and operations are located in the core of the Delaware Basin. For more information, please visit www.permianres.com

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release regarding the completion of the offering and the Concurrent OpCo Unit Purchase, the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in the Company’s filings with the SEC, including the prospectus relating to the offering, its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” as may be updated from time to time in the Company’s periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Hays Mabry

Sr. Director, Investor Relations

(832) 240-3265

ir@permianres.com